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                                                                    EXHIBIT 99.6

                                    FORM OF

                           LYONDELL CHEMICAL COMPANY

                               LETTER TO CLIENTS
                                      FOR
                           TENDER OF ALL OUTSTANDING

                          10 7/8% SENIOR SUBORDINATED
                                NOTES DUE 2009
                          IN EXCHANGE FOR REGISTERED
                          10 7/8% SENIOR SUBORDINATED
                                NOTES DUE 2009


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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
 ____________, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR THE EXCHANGE OFFER.
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To Our Clients:

     We are enclosing with this letter a prospectus dated ____________, 1999 (the "Prospectus") of Lyondell Chemical Company (the "Issuer"), Lyondell Chemical Worldwide, Inc. and Lyondell Chemical Nederland, Ltd. (together, the "Subsidiary Guarantors") and the related Letter of Transmittal. These two documents together constitute the Issuer's offer to exchange (the "Exchange Offer") 10 7/8% Senior Subordinated Notes Due 2009 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of issued and outstanding unregistered 10 7/8% Senior Subordinated Notes Due 2009 (the "Outstanding Notes").

     THIS LETTER TO CLIENTS AND RELATED DOCUMENTS PERTAIN ONLY TO THE ISSUER'S OFFER TO EXCHANGE ITS 10 7/8% SENIOR SUBORDINATED NOTES DUE 2009. THE ISSUER IS CONCURRENTLY MAKING SEPARATE, INDEPENDENT OFFERS TO EXCHANGE ITS UNREGISTERED
9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 9 7/8% SENIOR SECURED NOTES, SERIES B, DUE 2007 FOR A LIKE KIND AND PRINCIPAL AMOUNT OF ITS REGISTERED 9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 9 7/8% SENIOR SECURED NOTES, SERIES B, DUE 2007, RESPECTIVELY. CLIENTS ALSO HOLDING THE ISSUER'S 9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 9 7/8% SENIOR SECURED NOTES, SERIES B, DUE 2007 WHO WISH TO PARTICIPATE IN THE SEPARATE, INDEPENDENT EXCHANGE OFFERS RELATING TO SUCH NOTES WILL NEED TO COMPLETE AND RETURN THE APPLICABLE DOCUMENTATION RELATING TO SUCH NOTES.

     The Exchange Offer for Outstanding Notes is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange or upon the consummation of any other Exchange Offer.

     We are the holder of record of Outstanding Notes held by us for your own account. A tender of your Outstanding Notes held by us can be made only by us as the record holder according to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account under the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

     Under the Letter of Transmittal, each holder of Outstanding Notes will represent to the Issuer that:

     (i) any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes;

     (ii) such person does not have an arrangement or understanding with any person to participate in the distribution of the Outstanding Notes or the New Notes within the meaning of the Securities Act;

     (iii) such person is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer or a broker-dealer tendering Outstanding Notes acquired directly from the Issuer for its own account;

     (iv) if such person is not a broker-dealer or is a broker-dealer but will not receive New Notes for its own account in exchange for Outstanding Notes, it is not engaged in, and does not intend to participate in, a distribution of New Notes; and

     (v) if such person is a broker-dealer who will receive New Notes for its own account in exchange for Outstanding Notes, it will represent that the Outstanding Notes to be exchanged for New Notes were acquired as a result of market-making activities or other trading activities, and it will acknowledge that it will deliver a Prospectus in connection with any resale of those New Notes; however, by so acknowledging and by delivering a Prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                              Very truly yours,

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

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME
  TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.


                                INSTRUCTION TO
                           DTC TRANSFER PARTICIPANT

                To Participant of The Depository Trust Company:

     The undersigned hereby acknowledges receipt and review of the prospectus dated ____________, 1999 (the "Prospectus") of Lyondell Chemical Company (the "Issuer"), Lyondell Chemical Worldwide, Inc. and Lyondell Chemical Nederland, Ltd. (together, the "Subsidiary Guarantors") and the related Letter of Transmittal. These two documents together constitute the Issuer's offer to exchange (the "Exchange Offer")10 7/8% Senior Subordinated Notes Due 2009 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of issued and outstanding unregistered 10 7/8% Senior Secured Notes Due 2009 (the "Outstanding Notes").

     THIS LETTER TO CLIENTS AND RELATED DOCUMENTS PERTAIN ONLY TO THE ISSUER'S OFFER TO EXCHANGE ITS 10 7/8% SENIOR SUBORDINATED NOTES DUE 2009. THE ISSUER IS CONCURRENTLY MAKING SEPARATE, INDEPENDENT OFFERS TO EXCHANGE ITS UNREGISTERED
9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 9 7/8% SENIOR SECURED NOTES, SERIES B, DUE 2007 FOR A LIKE KIND AND PRINCIPAL AMOUNT OF ITS REGISTERED 9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 9 7/8% SENIOR SECURED NOTES, SERIES B, DUE 2007, RESPECTIVELY. CLIENTS ALSO HOLDING THE ISSUER'S 9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 9 7/8% SENIOR SECURED NOTES, SERIES B, DUE 2007 WHO WISH TO PARTICIPATE IN THE SEPARATE, INDEPENDENT EXCHANGE OFFERS RELATING TO SUCH NOTES WILL NEED TO COMPLETE AND RETURN THE APPLICABLE DOCUMENTATION RELATING TO SUCH NOTES.

     This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Outstanding Notes held by you for the account of the undersigned.

     The aggregate principal amount of the Outstanding Notes of each series held by you for the account of the undersigned is (fill in amount):

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        Title of Series                 Principal Amount Tendered
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10 7/8% Senior Subordinated Notes
Due 2009
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     WITH RESPECT TO THE EXCHANGE OFFER, THE UNDERSIGNED HEREBY INSTRUCTS YOU
(CHECK APPROPRIATE BOX):

[_] TO TENDER ALL OUTSTANDING NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

[_] TO TENDER THE FOLLOWING AMOUNT OF OUTSTANDING NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED:


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        Title of Series                 Principal Amount Tendered
--------------------------------------------------------------------------------
10 7/8% Senior Subordinated Notes
Due 2009
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[_]  NOT TO TENDER ANY OUTSTANDING NOTES HELD BY YOU FOR THE ACCOUNT OF THE
     UNDERSIGNED.

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

     IF NO BOX IS CHECKED, A SIGNED AND RETURNED INSTRUCTION TO DTC PARTICIPANT WILL BE DEEMED TO INSTRUCT YOU TO TENDER ALL OUTSTANDING NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

     If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that:

     (i) any New Notes received are being acquired in the ordinary course of business of the undersigned;

     (ii) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of the Outstanding Notes or the New Notes within the meaning of the Securities Act;

     (iii) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer or a broker-dealer tendering Outstanding Notes acquired directly from the Issuer for its own account;

     (iv) if the undersigned is not a broker-dealer or is a broker-dealer but will not receive New Notes for its own account in exchange for Outstanding Notes, it is not engaged in, and does not intend to participate in, a distribution of New Notes; and

     (v) if the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes, it will represent that the Outstanding Notes to be exchanged for New Notes were acquired as a result of market-making activities or other trading activities, and it will acknowledge that it will deliver a Prospectus in connection with any resale of those New Notes; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE

Name of beneficial owner(s):____________________________________________________

Signature(s):___________________________________________________________________

Name(s) (please print):_________________________________________________________

Address:________________________________________________________________________

Telephone Number:_______________________________________________________________

Taxpayer Identification or Social Security Number:______________________________

Date:___________________________________________________________________________

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